Exhibit 99.1 -- Report of Independent Auditor on Review of Unaudited Financial Statements.


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



Board  of  Directors  and  Stockholders
Rick's  Cabaret  International,  Inc.  and  Subsidiaries


          We have reviewed the accompanying balance sheets of Rick's Cabaret International, Inc. and Subsidiaries as of March 31, 2001, and the related statements of income for the three and six months periods ended March 31, 2001 and 2000, and cash flows for the six month periods ended March 31, 2001 and 2000. These financial statements are the responsibility of the Company's management.

     We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of analytical procedures applied to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

          We have previously audited, in accordance with generally accepted auditing standards, the balance sheet of Rick's Cabaret International, Inc. and Subsidiaries as of September 30, 2000, and the related statements of earnings and cash flows for the year then ended (not presented separately herein), and in our report dated November 30, 2000, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of September 30, 2000, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.



                                        Jackson  &  Rhodes  P.C.



Dallas,  Texas
May  10,  2001


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